Exhibit 99.1

Aptera Motors Announces Pricing of $9 Million Public Offering

January 23, 2026

Carlsbad, CA — January 23, 2026 — Aptera Motors Corp. (NASDAQ: SEV) (“Aptera” or the “Company”) today announced the pricing of its public offering for the purchase and sale of 4,500,000 shares of its Class B common stock together with common stock warrants to purchase up to 4,500,000 shares of Class B common stock. The public offering price is $2.00 per share and accompanying warrant. The common stock warrants will have an exercise price of $2.00 per share, will be exercisable immediately, and will expire five years from the issuance date.

Gross proceeds from the offering are expected to be approximately $9 million, before deducting placement agent fees and other offering expenses. If all of the warrants issued in the offering are exercised for cash, the Company could receive additional gross proceeds of up to approximately $9 million, resulting in up to $18 million gross proceeds to the Company. All of the securities in the offering are being sold by the Company.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The Company intends to use the net proceeds from the offering to support general corporate purposes, ongoing product validation and manufacturing readiness activities, including vehicle validation testing, advancement of design-for-manufacturability and production planning efforts, initiation of production supplier engagements, and commencement of long-lead tooling in support of planned start-of-production timing.

The offering is expected to close on or about January 26, 2026, subject to customary closing conditions.

The securities are being offered and sold pursuant to the Company’s registration statement on Form S-1 (File No. 333-292655) which was declared effective by the SEC on January 22, 2026. This offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. A final prospectus will be filed with the SEC and made available on its website at www.sec.gov and may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under applicable securities laws.

About Aptera Motors

Aptera Motors Corp. (NASDAQ: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward Looking Statements.

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the satisfaction of customary closing conditions related to the offering and uncertainties related to the closing, the potential exercise of warrants issued in the offering, and use of proceeds from the offering. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. Aptera’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Aptera’s Registration Statement on Form S-1 filed with the SEC on January 9, 2026, as amended on January 20, 2026, as well as other documents that may be filed by Aptera from time to time with the SEC. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Media Contact

media@aptera.us